                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


          Filed by the Registrant [X]

          Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]       Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ ]       Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                                DONNKENNY, INC.
                                ---------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          1)   Title of each class of securities to which transaction
               applies:
                       --------------
          2)   Aggregate number of securities to which transaction
               applies:
                       --------------
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $
                            -------------
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                                                                Preliminary Copy


                                DONNKENNY, INC
                                 1411 BROADWAY
                               NEW YORK, NY 10018
                            TELEPHONE (212) 790-3900

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 18, 2000

     A Special Meeting of Stockholders of Donnkenny, Inc., a Delaware Corporation (The "Company") will be held at the Princeton Club of New York, 15 West 43rd Street, New York, New York on April 18, 2000 at 9:00 a.m., for the following purposes:

     (1) to reverse split the outstanding shares of the Company's Common Stock on a one-for-four basis so that the 14,229,540 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 3,557,385 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share;

     (2) To amend the Company's Certificate of Incorporation to: (a) reduce the number of authorized shares of Common Stock from 20,000,000 to 10,000,000; and
(b) effect the reverse split of the outstanding shares of the Company's Common Stock on a one-for-four basis so that the 14,229,540 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 3,557,385 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share; and

     (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), of record on March 6, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. At March 6, 2000, the record date for determination of stockholders entitled to vote at the meeting or any adjournments thereof, 14,229,540 shares of Common Stock were issued and outstanding.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               By Order of the Board of Directors,

New York, New York
March 8, 2000

                               Beverly Eichel, Secretary

                                                                Preliminary Copy

                                DONNKENNY, INC.

                            -----------------------

                        SPECIAL MEETING OF STOCKHOLDERS

                            TUESDAY, APRIL 18, 2000

                           ------------------------

                                PROXY STATEMENT

                           ------------------------


                              GENERAL INFORMATION

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Donnkenny, Inc., A Delaware corporation (the "Company"), for use at the Special Meeting of stockholders of the company to be held on Tuesday, April 18, 2000, or any and all adjournments thereof, with respect to the following matters:

     (1) To reverse split the outstanding shares of the company's common stock on a one-for-four basis so that the 14,229,540 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 3,557,385 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share;

     (2) To amend the Company's Certificate of Incorporation to: (a) reduce the number of authorized shares of Common Stock from 20,000,000 to 10,000,000; and
(b) effect the reverse split of the outstanding shares of the Company's Common Stock on a one-for-four basis so that the 14,229,540 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 3,557,385 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Special Meeting (the "Meeting") will be held on April 18, 2000 at 9:00 a.M. at the Princeton Club of New York, 15 West 43rd Street, New York, New York. The Notice of Special Meeting, Proxy Statement and Proxy Card will be mailed on or about March 13, 2000 to stockholders of record of the Company as of March 6, 2000.

         If the enclosed proxy card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted in favor of all of the proposals set forth above.

         If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

VOTE REQUIRED FOR APPROVAL; SHARES ENTITLED TO VOTE; RECORD DATE

         The presence at the Special Meeting, whether in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereat constitutes a quorum for the transaction of business.

     For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action, Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered Stockholders who are present and entitled to vote and they count toward the quorum.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes," means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

     Reverse Split and Certificate of Incorporation Amendment to Reduce the Number of Authorized Shares and to Effect the Reverse Split. To be approved, these matters must receive the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Uninstructed shares are entitled to vote on these matters. Therefore, abstentions and broker non-votes have the effect of negative votes.

     On March 6, 2000 (the "Record Date"), there were outstanding 14,229,540 shares of Common Stock. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at, the Special Meeting. Each share of Common Stock is entitled to one vote upon all matters to be brought to a vote by the Stockholders at the forthcoming Special Meeting.

     Commencing 11 days prior to the date of the Special Meeting, a complete record of the stockholders entitled to vote at the Special Meeting, or any adjournment thereof, shall be available for inspection at the Company's executive office during normal business hours by any stockholder for any purpose germane to the Special Meeting. This record will also be available to stockholders for such purposes at the place of and during the Special Meeting.

     The Company's executive offices are currently located at 1411 Broadway, New York, New York 10018.

REVOCABILITY OF PROXIES

     Stockholders who execute proxies for the Special Meeting may revoke their proxies at any time prior to their exercise, by delivering written notice of revocation to the Company at the address on the Notice of Special Meeting, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

BOARD OF DIRECTORS PROXY SOLICITATION

         The solicitation of proxies is made on behalf of the Company's Board of Directors. The costs of soliciting the proxies and of the meeting, including the costs of preparing and mailing this Proxy Statement and other material, will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may, without additional compensation, solicit proxies by telephone, personal interview, or facsimile transmission to encourage stockholder participation in the voting process. The Company also will request banks, brokers and others who hold shares in the Company in nominee names to distribute proxy soliciting material to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                  REVERSE SPLIT OF THE OUTSTANDING SHARES OF
                 COMMON STOCK AND AMENDMENT TO THE CERTIFICATE
                   OF INCORPORATION TO REDUCE THE NUMBER OF
                AUTHORIZED SHARES AND EFFECT THE REVERSE SPLIT

                        ITEMS 1 AND 2 ON THE PROXY CARD

     The Board of Directors of the Company has recommended to the Company's stockholders that the Company reverse split (the "Reverse Split") the Company's outstanding shares of Common Stock and amend the Company's Certificate of Incorporation (the "Charter Amendment") to increase the market price per share. The Company's Common Stock is listed on the NASDAQ National Market. A minimum bid price of $1.00 per share is required to assure continued listing of the Company's Common Stock on the NASDAQ National Market. The Reverse Split and Charter Amendment will effect a reverse split of the outstanding shares of the Company's Common Stock on a one-for-four basis so that the 14,229,540 shares of the Company's Common Stock outstanding prior to the Reverse Split will become approximately 3,557,385 shares of the Company's Common Stock following the Reverse Split. All fractional shares resulting from the split will be rounded up to the next whole share. The Charter Amendment also will reduce the number of authorized shares of Common Stock from 20,000,000 to 10,000,000.

     The Reverse Split and Charter Amendment will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. See the form of Certificate of Amendment appended hereto as APPENDIX "A."

REASONS FOR THE REVERSE SPLIT AND THE CHARTER AMENDMENT; PROPOSED TRANSACTIONS

     NASDAQ notified the Company that it would delist the Company's Common Stock from the NASDAQ National Market on October 7, 1999. The Company appealed this decision before a NASDAQ Listing Qualifications Panel. An oral hearing was held on February 10, 2000 before the NASDAQ Listing Qualifications Panel. At the hearing, the Company suggested that the Company would effect a reverse split of its outstanding shares of Common Stock to see if the bid price would rise above the $1.00 minimum bid price required for continued listing on the NASDAQ National Market. NASDAQ sought the delisting because the bid price for the Common Stock has been below $1.00. As noted in the chart of quarterly bid prices below, during the quarter ended December 31, 1999, the high and low bid prices ranged from between approximately $1.25 per share to $0.53 per share. The Company's management believes, but cannot assure that, by reverse splitting the outstanding shares of Common Stock on a one-for-four basis, the bid price for the Common Stock will exceed $1.00 per share. By decision dated February 22, 2000, the NASDAQ Listing Qualifications Panel decided to allow the Company to continue to be listed on the NASDAQ National Market provided that on or before April 21, 2000 the Company evidences a closing bid price of at least $1.00 per share and immediately thereafter, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. It should be noted that the NASDAQ Listing Qualifications Panel reserves the right to review this decision at any time upon the happening of a material change in the Company's financial or operational character.

     The Company is reducing the number of authorized shares of Common Stock from 20,000,000 to 10,000,000 because the Board of Directors does not believe that the Company needs this many authorized but unissued shares. After the Reverse Split and Charter Amendment, more than 6,400,000 of the Company's authorized shares still will be unissued.

     Current stockholders of the Company have no dissenters' rights or preemptive rights in connection with the Reverse Split or the Charter Amendment.

                   CERTAIN EFFECTS OF THE CHARTER AMENDMENT
                             AND THE REVERSE SPLIT

     Stockholders will not realize any dilution in their percentage of ownership of the Company or their voting rights as a result of the Charter Amendment and Reverse Split. The Reverse Split may, however, affect the market value of the Common Stock. No assurance can be given that the market value of the Common Stock will increase in inverse proportion to the ratio of the Reverse Split.

     Prior to the Reverse Split and Charter Amendment, there were 5,770,460 Shares of the Company's Common Stock authorized but unissued. As a result of the Reverse Split and Charter Amendment, there will be 6,442,615 shares of Common Stock authorized but unissued (approximately 64% of the total authorized number of shares). The Board of Directors has total discretion in the issuance of any shares of Common Stock which may be issued in the future. The Board of Directors could issue shares of Common Stock to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. All issuances of additional shares will dilute current stockholders' percentage of ownership of the Company and voting rights.

                 MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S
                   COMMON STOCK AND OTHER STOCKHOLDER MATTERS

     The principal U.S. market on which shares of the Company Common Stock (all of which are of one class, $.01 per share) are traded is on the national market on the National Association of Securities Dealers, Inc. Automated Quotation System (Symbol "DNKY").

     The following table sets forth the range of high and low bid quotes of the Company's Common Stock per quarter since the beginning of fiscal year 1998 (which reflects inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions). As of March 1, 2000, the last sale price for the Company's Common Stock was $[___] per share.

                             High                      Low
Quarter Ended              Bid Price                 Bid Price

March 31, 1998               $3.0625                 $2.4062
June 30, 1998                $4.4375                 $2.6875
September 30, 1998           $3.25                   $1.25
December 31, 1998            $1.875                  $0.9375

March 31, 1999               $2.00                   $0.9687
June 30, 1999                $1.5625                 $0.5625
September 30, 1999           $1.50                   $0.4687
December 31, 1999            $1.25                   $0.531


     As of March 6, 2000, the approximate number of recordholders of the Company's Common Stock is 14,229,540 inclusive of those brokerage firms and/or clearing houses holding the Company's Common Shares in street name for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

     During the last five years, no dividends on Common Shares have been paid by the Company and the Company does not anticipate that dividends will be paid in the foreseeable future.

BENEFICIAL OWNERSHIP OF COMMON STOCK

DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table lists the beneficial ownership of shares of the Company's Common Stock as of March 1, 2000 for (a) each director, (b) each executive officer, (c) each person who is known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock and (d) all directors and executive officers as a group. All information in the table below with respect to the Common Stock of the Company has been restated to reflect the two-for-one stock split paid to all holders of Common Stock of record on December 4, 1995. For purposes of the Proxy Statement, beneficial ownership is defined in accordance with Section 13d-3 under the Securities Exchange Act of 1934, as amended and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

 NAME AND ADDRESS                     COMMON STOCK
OF BENEFICIAL OWNER                 BENEFICIALLY OWNED(1)    PERCENTAGE OWNED
-------------------                 ---------------------    ----------------
Amber Arbitrage LDC                 2,322,450(2)                  16.3%
c/o  Custom House Fund
 Management Limited
31 Kildare Sheet
Dublin 2, Ireland

Putnam Investments, Inc.            1,199,250(3)                   8.4%
1 Post Office Square
Boston, MA  02109

Harvey A. Appelle                     527,100(4)                   3.7%

Lynn Siemers-Cross                    337,700(5)                   2.4%

Sheridan C. Biggs                      26,000(6)                    *

James W. Crystal                       38,500(7)                    *

Beverly Eichel                         50,000(8)                    *

Harvey Horowitz                        35,000(9)                    *

Daniel H. Levy                         30,000(10)                   *

All directors and
 officers as a group (7 persons)    1,044,300                      7.3%

------

*    Less than 1%.

(1) Percentage to be based on the number of shares of Common Stock outstanding as of March 6, 2000

(2) Based on information contained in Schedule 13G filed with the Company on May 13, 1998.

(3) Based on information contained in Schedule 13G/A filed with the Company on February 15, 2000. Includes shares held by Putman Investment Management, Inc. and Putman Advisory Company, Inc.

(4) Includes 22,500 shares underlying currently exercisable stock options which have been granted to Harvey A. Appelle pursuant to the Company's 1994 Non-Employee Director Option Plan, 150,000 shares underlying currently exercisable stock options which have been granted to Mr. Appelle pursuant to his employment agreement, 150,000 restricted shares granted to Mr. Appelle pursuant to his employment agreement and 69,600 shares of stock issued to him as part of Fiscal 1997 compensation. The above does not include 100,000 options issued as part of Fiscal 1998 compensation and will become exercisable in various dates through the year 2004.

(5) Includes 7,500 shares of underlying options which have been granted on April 19, 1996 to Lynn Siemers-Cross pursuant to the Company's 1992 Stock Option Plan and 150,000 shares underlying options which have been granted pursuant to Ms. Siemers-Cross' employment agreement. Also includes 150,000 shares of restricted stock granted pursuant to Ms. Siemers-Cross' employment agreement. Also includes 25,000 shares of stock issued as part of Fiscal 1997 compensation. Not included are 100,000 options issued as part of Fiscal 1998 compensation and will become exercisable in various dates through the year 2004.

(6) Includes 25,000 shares underlying options which have been granted to Sheridan C. Biggs pursuant to the Company's 1994 Non-Employee Director Option Plan. Such options are currently exercisable. Also includes 1,000 shares held by Mr. Biggs.

(7)  Includes 37,500 shares underlying options which have been granted to James
     W. Crystal pursuant to the Company's 1994 Non Employee Director Option Plan. Such options are currently exercisable.

(8) Includes 50,000 shares underlying options, which are vested, out of 150,000 underlying options which have been granted to Beverly Eichel pursuant to her employment agreement. 100,000 underlying options vest in 50,000 increments in September 2000 and September 2001.

(9) Includes 35,000 shares underlying options which have been granted to Harvey Horowitz pursuant to the Company's 1994 Non-Employee Director Option Plan. Such options are currently exercisable.

(10) Includes 25,000 shares underlying options which have been granted to Daniel A. Levy pursuant to the Company's 1994 Non Employee Director Option Plan. Such options are currently exercisable. Does not include 150,000 shares underlying stock options granted as of January 3, 2000 pursuant to the Company's 1992 Stock Option Plan, 100,000 of which vest on June 30, 2000 and the balance of 50,000 vests on December 31, 2000. Also does not include 150,000 shares of the Company's Restricted Stock granted as of January 3, 2000 pursuant to the Company's 1996 Restricted Stock Plan. These restricted shares vest on December 31, 2002. The foregoing options issued under the Company's 1992 Stock Option Plan and the restricted stock were granted pursuant to Mr. Levy's employment agreement.

                                OTHER BUSINESS

     The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters would properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

     The Company files annual, quarterly, and special reports, proxy statements, and other information with the Commission. You may read and copy any reports, statements, and other information that the Company files at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operations of the Public Reference Room. The Company's Commission filings also are available on the Commission's Internet site, which is http://www.sec.gov.

                                  By Order of the Board of Directors

Dated: March 8, 2000

                                  /s/ Beverly Eichel
                                  --------------------------
                                  Beverly Eichel, Secretary

APPENDIX "A"

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                DONNKENNY, INC.

                            Under Section 242 of the
                    Corporation Law of the State of Delaware

     Lynn Siemers-Cross and Beverly Eichel, respectively, the President and the Secretary of Donnkenny, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     "1. The Certificate of Incorporation is hereby amended to: (a) reduce the number of authorized shares of Common Stock from 20,000,000 shares to 10,000,000 shares; and (b) effect a reverse split of the Company's outstanding Common Stock in the ratio of one share for every four shares outstanding. The Company currently has authorized 20,000,000 shares of Common Stock with a par value of $.01 per share, of which 14,229,540 shares of Common Stock are issued and outstanding, and 5,770,460 shares are unissued. Under the new structure, the Company will have 10,000,000 shares of Common Stock, par value $.01, authorized, of which approximately 3,557,385 shares will be issued and outstanding and 6,442,615 shares will be unissued. All fractional shares resulting from the reverse split will be rounded up to the next whole share. The par value shall not change. The reverse split shall take effect on the filing of the Charter Amendment with the Secretary of State of the State of Delaware."

     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware by the affirmative vote by the holders of the majority of the stock of the Company entitled to vote at a special meeting of stockholders held on April 18, 2000.

     IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate this ___ day of April, 2000.


-------------------------------               ------------------------------
 Lynn Siemers-Cross, President                   Beverly Eichel, Secretary

                                     PROXY

                                DONNKENNY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS, APRIL 18, 2000

The undersigned hereby appoints Daniel H. Levy and Lynn Siemers-Cross, or either of them, proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Donnkenny, Inc.

                         (TO BE SIGNED ON REVERSE SIDE)

------------------------------------------------------------------------------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, OR IF NO INSTRUCTION IS GIVEN.

Please mark your votes as indicated in this example [X]

1. To consider and act upon a proposal to reverse split the outstanding shares of the Company's Common Stock on a one-for-four basis so that the 14,229,540 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 3,557,385 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share.

            FOR  [ ]      AGAINST [ ]      ABSTAIN [ ]

2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to: (a) reduce the number of authorized shares of Common Stock from 20,000,000 to 10,000,000; and (b) effect the reverse split of the outstanding shares of the Company's Common Stock on a one-for-four basis so that the 14,229,540 shares of the Company's Common Stock outstanding prior to the reverse split will become approximately 3,557,385 shares of the Company's Common Stock following the reverse split; all fractional shares being rounded up to the next nearest whole share.

            FOR  [ ]      AGAINST [ ]      ABSTAIN [ ]

3. In their discretion, to act upon such other matters as may properly come before the meeting or adjournment thereof.

Please mark, sign, date and return this proxy in the enclosed envelope. (Note:
Please sign exactly as your name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer.

If shares held in the name of two or more persons, all should sign.)

Date:

            ---------------------------------------

            ---------------------------------------
                 Signature

Date:

            ---------------------------------------

            ---------------------------------------
                 Signature